The Income Fund of America
One Market Street, Steuart Tower, Suite 2000
San Francisco, CA 94105-1409

Telephone (415) 421-9360
Fax (415) 393-7140

July 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$2,171,974
Class B	$27,748
Class C	$178,582
Class F1	$107,595
Class F2	$46,177
Total	$2,532,076
Class 529-A	$42,441
Class 529-B	$1,393
Class 529-C	$10,954
Class 529-E	$1,814
Class 529-F1	$1,496
Class R-1	$3,417
Class R-2	$17,045
Class R-3	$41,523
Class R-4	$33,835
Class R-5	$18,939
Class R-6	$51,936
Total	$224,793

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.6800
Class B	$0.5324
Class C	$0.5319
Class F1	$0.6686
Class F2	$0.7113
Class 529-A	$0.6616
Class 529-B	$0.5085
Class 529-C	$0.5183
Class 529-E	$0.6160
Class 529-F1	$0.7028
Class R-1	$0.5288
Class R-2	$0.5350
Class R-3	$0.6118
Class R-4	$0.6685
Class R-5	$0.7237
Class R-6	$0.7331

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	3,257,584
Class B	41,940
Class C	328,983
Class F1	181,357
Class F2	73,031
Total	3,882,895
Class 529-A	66,212
Class 529-B	2,325
Class 529-C	21,524
Class 529-E	2,999
Class 529-F1	2,262
Class R-1	6,162
Class R-2	31,342
Class R-3	67,602
Class R-4	53,275
Class R-5	26,747
Class R-6	83,031
Total	363,481

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$19.64
Class B	$19.50
Class C	$19.42
Class F1	$19.60
Class F2	$19.63
Class 529-A	$19.60
Class 529-B	$19.55
Class 529-C	$19.53
Class 529-E	$19.55
Class 529-F1	$19.60
Class R-1	$19.53
Class R-2	$19.45
Class R-3	$19.57
Class R-4	$19.61
Class R-5	$19.64
Class R-6	$19.65